Exhibit 99.1
Investor Contact:
Aaron Akerman
Immersion Corporation
514-987-9800 ext. 5110
aakerman@immersion.com

Immersion Corporation Reports First Quarter 2020 Results; Company Focus Remains Improving Profitability and Enhancing Shareholder Value

–	Revenue up 22% over comparable quarter last year

–	GAAP Operating Expenses down 35% over same quarter last year

–	Repurchased $12 million of common stock during first quarter

SAN FRANCISCO, Calif., May 7, 2020 -- Immersion Corporation (NASDAQ: IMMR), the leading developer and licensor of touch feedback technology, today reported financial results for the first quarter ended March 31, 2020.
First Quarter Financial Summary

•
Total revenues grew 22 percent to $6.3 million, compared to $5.1 million in the first quarter of 2019. Royalty and license revenues were $6.2 million, compared to $5.0 million in the first quarter of 2019.

•	GAAP operating expenses of $10.8 million declined 35% from $16.6 million in the first quarter of 2019.

•	GAAP net loss was $4.8 million, or $0.16 per diluted share, compared to GAAP net loss of $11.0 million, or $0.35, in the first quarter of 2019.

•
Non-GAAP net loss was $2.6 million, or $0.08 per diluted share, compared to non-GAAP net loss of $8.6 million, or $0.28, in the first quarter of 2019. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

•
As of March 31, 2020, cash and cash equivalents totaled $76.2 million. During the first quarter, the company used approximately $12.0 million to purchase approximately 2 million shares of its common stock.

Financial Outlook
“We remain confident in our strategy and are focused on executing across the opportunities to unlock Immersion’s full profit and growth potential such as with the anticipated launch later this year of the PlayStation 5 console leveraging Sony’s license of Immersion’s haptic technology for gaming and VR controllers,” said Ramzi Haidamus, Immersion’s President and CEO. “The management team is working collaboratively with our new Board to optimize our business and improve profitability to maximize value for shareholders. Until further notice, we do not intend to provide revenue guidance. Going forward, we expect to be profitable on a non-GAAP basis for the fiscal year, and intend to exit 2020 with an annual non-GAAP operating expense run rate of approximately $21 to $23 million.”
Recent Business Highlights

•
Announced a new license agreement with ALPS ALPINE Co., Ltd. for the use of Immersion’s Active Sensing™ technology in Alps Alpine’s touch feedback devices. The new Active Sensing technology-enabled product solutions deliver high-quality, high-fidelity and quick-to-respond tactile effects for improved user experiences in automotive human-machine interfaces (HMIs).

•
Further underlying its commitment to enhancing shareholder value, Immersion repurchased 4.3 million shares of common stock from December 2019 to May 6, 2020 for an aggregate purchase price of $26.3 million.

First Quarter Earnings Conference Call and Webcast
Immersion will host a conference call with company management today at 2:00 p.m. PT (5:00 p.m.. ET) to discuss financial results for the first quarter ended March 31, 2020. To participate on the live call, analysts and investors should dial +1 800-458-4148 (conference ID: 9821738) at least ten minutes prior to the start of the call. A recorded webcast of the conference call will also be available for 90 days within the “News and Events” section of Immersion’s investor relations website at https://ir.immersion.com/news-and-events.

About Immersion
Immersion Corporation (NASDAQ: IMMR) is the leading innovator of touch feedback technology, also known as haptics. The company provides technology solutions for creating immersive and realistic experiences that enhance digital interactions by engaging users’ sense of touch. Immersion's technology has been adopted in more than 3 billion digital devices, and provides haptics in mobile, automotive, gaming, medical and consumer electronics products. Immersion is headquartered in San Francisco, California with offices worldwide. Learn more at www.immersion.com.

Use of Non-GAAP Financial Measures
Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as Non-GAAP net income (loss) and Non-GAAP net income (loss) per diluted share because it is useful in understanding the company’s performance as it excludes certain non-cash expenses like stock-based compensation expense and other special charges, such as deferred tax assets valuation allowance, depreciation and restructuring costs, that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP. The non-GAAP financial measures are not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release. The Company has not reconciled the non-GAAP financial measures guidance to the corresponding GAAP measures on a forward-looking basis due to the uncertainty and the potential variability of many of the costs and expenses that may be incurred in the future. Accordingly, reconciliations of the Company’s forward-looking non-GAAP financial measures to the corresponding GAAP measures are not available without unreasonable effort.
Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements involve risks and uncertainties. Forward-looking statements are identified by words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “can,” “will,” “places,” “estimates,” and other similar expressions. However, these words are not the only way we identify forward-looking statements. Examples of forward-looking statements include any expectations, projections, or other characterizations of future events, or circumstances, and include statements regarding: the impact of COVID-19 on our business and the business of our customers and suppliers, as well as on the economy in general, and also include projected financial results or operating metrics, business strategies, anticipated future litigation or absence of litigation, anticipated future products, future expense reductions, anticipated tax expenses, anticipated market demand or opportunities, our operating model and other forward-looking topics. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results could differ materially from those projected in the forward-looking statements, therefore we caution you not to place undue reliance on these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the effects of the COVID-19 global pandemic on the Company and its business, and on the business of its suppliers and customers; unanticipated changes in the markets in which the Company operates; the effects of the current macroeconomic climate (especially in light of the ongoing adverse effects of the COVID-19 global pandemic); delay in or failure to achieve adoption of or commercial demand for the Company’s products or third party products incorporating the Company’s technologies; the inability of Immersion to renew existing licensing arrangements, or enter into new licensing arrangements on favorable terms; the loss of a major customer; the ability of Immersion to protect and enforce its intellectual property rights and other factors. For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2019 and its most recent Quarterly Report on Form 10-Q which are on file with the U.S. Securities and Exchange Commission. Any forward-looking statements made by us in this press release speak only as of the date of this press release, and Immersion does not intend to update these forward-looking statements after the date of this press release.

Immersion, the Immersion logo and TouchSense are trademarks or registered trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR - C)
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Immersion Corporation
Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2020	December 31, 2019
	(Unaudited)	(1)
ASSETS
Cash and cash equivalents	$76,229	$86,478
Short-term investments	—	3,019
Accounts and other receivables	5,587	3,385
Prepaid expenses and other current assets	9,275	14,078
Total current assets	91,091	106,960
Property and equipment, net	283	1,226
Other assets	16,115	16,662
TOTAL ASSETS	$107,489	$124,848
LIABILITIES
Accounts payable	$937	$809
Accrued compensation	1,989	2,844
Other current liabilities	4,173	3,478
Deferred revenue	4,617	4,692
Total current liabilities	11,716	11,823
Long-term deferred revenue	24,725	25,952
Other long-term liabilities	3,304	3,316
TOTAL LIABILITIES	39,745	41,091
STOCKHOLDERS’ EQUITY	67,744	83,757
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$107,489	$124,848

(1)	Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues:
Royalty and license	$6,182	$5,047
Development, services, and other	75	75
Total revenues	6,257	5,122
Costs and expenses:
Cost of revenues	44	15
Sales and marketing	1,716	1,609
Research and development	1,689	2,302
General and administrative	7,356	12,695
Total costs and expenses	10,805	16,621
Operating loss	(4,548)	(11,499)
Interest and other income (loss)	(228)	598
Loss before provision for income taxes	(4,776)	(10,901)
Provision for income taxes	(52)	(115)
Net loss	$(4,828)	$(11,016)
Basic net loss per share	$(0.16)	$(0.35)
Shares used in calculating basic net loss per share	31,006	31,089
Diluted net loss per share	$(0.16)	$(0.35)
Shares used in calculating diluted net loss per share	31,006	31,089

Immersion Corporation
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
GAAP net loss	$(4,828)	$(11,016)
Add: Provision for income taxes	52	115
Less: Non-GAAP provision for income taxes	(42)	(42)
Add: Stock-based compensation	729	2,103
Add: Restructuring expense	524	—
Add: Depreciation and amortization of property and equipment	$963	$205
Non-GAAP net loss	$(2,602)	$(8,635)
Non-GAAP net loss per diluted share	$(0.08)	$(0.28)
Dilutive shares used in calculating Non-GAAP net loss per share	31,006	31,089

Immersion Corporation
Disaggregated Revenue Information
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Fixed fee license revenue	$1,287	$1,740
Per-Unit royalty revenue	4,895	3,307
Total royalty and license revenue	6,182	5,047
Development, services, and other revenue	75	75
Total revenues	$6,257	$5,122

Immersion Corporation
Revenue by Line of Business
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Mobility	77%	41%
Automotive	12%	33%
Gaming	11%	24%
Medical	—%	2%
Total	100%	100%

Immersion Corporation
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
GAAP operating expenses	$10,761	$16,606
Adjustments to non-GAAP operating expenses:
Stock-based compensation expense - S&M	(45)	(320)
Stock-based compensation expense - R&D	(168)	(630)
Stock-based compensation expense - G&A	(516)	(1,153)
Restructuring expense	(524)	—
Depreciation and amortization of property and equipment	(963)	(205)
Non-GAAP operating expense	$8,545	$14,298